Exhibit 99.1

Medical Action Industries Announces Completion of the Patient Care Transaction

BRENTWOOD, N.Y., June 2, 2014 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (Nasdaq:MDCI) (the "Company" or "Medical Action"), announced today that it has completed its previously announced sale of its Medegen Medical Products, LLC subsidiary and certain other assets of its Patient Care business unit to Medira Inc., an affiliate of Inteplast Group, Ltd., for approximately $78.6 million, subject to customary post-closing adjustments.

Paul D. Meringolo, Chief Executive Officer of Medical Action, said "I would like to thank all of the talented and dedicated employees of Medical Action and the Patient Care business unit that have committed significant time to ensure a smooth transition of this business to Inteplast. I am confident that the Patient Care business team will continue to provide quality products and build on the relationships Medical Action has developed over the years with our trusted partners in the healthcare community."

Mr. Meringolo added, "The completion of this transaction has significantly strengthened our balance sheet and will facilitate our pursuit of synergistic business opportunities. We look forward to continuing to build stockholder value through the optimization of our remaining business units and by providing quality products and innovative solutions to enhance the patient experience."

The Company used approximately $40.0 million of the net proceeds from the sale to repay the term loan and outstanding revolver obligations under its existing credit facility. The remaining balance of approximately $38.6 million will be used for working capital to support future growth in the Company's business.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary office, out-patient surgery centers, long-term care facilities and laboratories. Medical Action's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000 ®Index.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with the Company's suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, the Company's inability to successfully manage growth through acquisitions, the Company's failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of the Company's products, market price of the Company's Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in the Company's press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

CONTACT: Brian Baker - Chief Financial Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600